1

                                          Exhibit (h.2)

       Form of Master Selected Dealer Agreement

                                          _______, 1999
Dear Sirs:

      On or after the date hereof we may invite you  to
participate as a selected dealer in connection with one
or  more public offerings of securities in which we are
serving   as  sole  or  lead  representative   of   the
underwriting  syndicates or are  otherwise  responsible
for  the  distribution of securities to the  public  by
means  of  offerings of securities for sale to selected
dealers.   This  Agreement  will  confirm  our   mutual
agreement to the following general terms and conditions applicable to your participation in any such selected dealer group.

     1.   Applicability of this Agreement.  From time to
time  on or after the date hereof we may be responsible
(acting  for our own account or for the account  of  an
underwriting   or  similar  group  or  syndicate)   for
managing or otherwise implementing the sale to selected
dealers   ("Selected  Dealer")  of  securities  offered
publicly  pursuant  to a registration  statement  filed
under  the  Securities  Act of 1933,  as  amended  (the
"Securities Act"), or offered pursuant to an  exemption
from registration thereunder.  The terms and conditions
of  this  Agreement  shall be applicable  to  any  such
offering in which we have invited you to participate as
a  Selected Dealer and have expressly informed you that
the terms and conditions of this Agreement apply.  This
Agreement shall not apply to any offering of securities
effected  wholly outside the United States of  America.
Any  offering to which the terms and conditions of this
Agreement apply is herein referred to as an "Offering",
and  the  securities offered in an Offering are  herein
referred  to as the "Securities" with respect  to  such
Offering.  In the case of any Offering in which we  are
acting  for  the account of an underwriting or  similar
group  or  syndicate ("Underwriters"),  the  terms  and
conditions  of this Agreement shall be for the  benefit
of, and binding upon, such Underwriters, including,  in
the  case  of any Offering in which we are acting  with
others  as representatives of Underwriters, such  other
representatives.   Some or all of the  Underwriters  in
any   Offering  may  be  included  among  the  Selected
Dealers.   The  following provisions of this  Agreement
shall apply separately to each Offering.

     2.   Conditions of Offering; Acceptance and Purchase.
Any  Offering  will  be  subject  to  delivery  of  the
Securities  and their acceptance by us  and  any  other
Underwriters,  will be subject to prior  sale,  to  the
approval  of  all  legal matters  by  counsel  and  the
satisfaction of other conditions, and may  be  made  on
the  basis  of  a  reservation  of  Securities  or   an
allotment against subscription. We reserve the right to reject any acceptance in whole or in part, to make allotments and to close the subscription books at any time without notice. You agree to act as principal in purchasing any Securities.

We  shall invite you to participate in an Offering  and
in   connection  therewith  shall  advise  you  of  the
particular   method   and   supplementary   terms   and
conditions  of  the Offering (including the  amount  of
Securities  to  be  allotted  to  you,  the  amount  of
Securities  reserved  for  purchase  by  the   Selected
Dealers,  the  period  of  such  reservation  and   the
information as to prices and offering date referred  to
in   Section   3(c)  hereof).   Such   invitation   and
additional  information, to the extent  applicable  and
then  determined,  shall  be  conveyed  to  you  in   a
telegram,  telex,  facsimile  transmission   or   other
written form (electronic or otherwise) of communication
(any  communication  in  any  such  form  being  herein
referred  to  as  a  "written  communication").    Such
written  communication  will include  instructions  for
advising us of your acceptance of such invitation.  Any
such  additional information, to the extent  applicable
but  not  determined  at the time  such  invitation  is
conveyed  to  you,  will  be  conveyed  to  you  in   a
subsequent  written communication.  To the extent  such
supplementary  terms  and conditions  are  inconsistent
with  any  provision herein, such terms and  conditions
shall  supersede any such provision, and you,  by  your
acceptance,  shall  be  bound  thereby.   If  we   have
received   your   acceptance,  a   subsequent   written

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communication from us shall state that you  may  reject
your  allotment of Securities by notifying us prior  to
the  time  and in the manner specified in such  written
communication.  Unless otherwise indicated in any  such
written    communication,   acceptances    and    other
communications  by  you  with respect  to  an  Offering
should be sent to LaSalle St. Securities, LLC, 810 West
Washington   Boulevard,   Chicago,   Illinois    60607,
Attention: __________.

Unless you are notified otherwise by us, Securities purchased by you shall be paid for on such date as we shall determine, on one day's prior notice to you, by certified or official bank check or checks drawn on a New York Clearing House bank and payable in next day funds, in an amount equal to the Public Offering Price as (hereinafter defined) or, if we shall so advise you, at such Public Offering Price less the Concession (as hereinafter defined), and payable to or upon the order of LaSalle St. Securities, LLC, 810 West Washington
Boulevard, Chicago, Illinois 60607, against delivery of the Securities. If Securities are purchased and paid for at such Public Offering Price, such Concession will be paid after the termination of the provisions of
Section 3(c) hereof with respect to such Securities.

Unless  you  are notified otherwise by us, payment  for
and  delivery of Securities purchased by you  shall  be
made  through  the  facilities of The Depository  Trust
Company, if you are a member, unless you have otherwise
notified  us  within  two  days  after  the  date   the
Securities  are first released for public offering  or,
if you are not a member, settlement may be made through
a   correspondent   who  is  a   member   pursuant   to
instructions you may send to us on or before the third business day preceding the closing for the sale of the Securities.

     3.   Offering Documents.

     (a)  Registered Offerings.  In the case of an Offering
of  Securities registered under the Securities  Act  (a
"Registered Offering"), we shall provide you with  such
number   of   copies  of  any  prospectus  subject   to
completion (a "preliminary prospectus"), the prospectus
and any amendment or supplement to any of the foregoing
as   you   may  reasonably  request  for  the  purposes
contemplated  by the Securities Act and the  Securities
Exchange Act of 1934, as amended (the "Exchange  Act"),
and   the  applicable  rules  and  regulations  of  the
Securities  and Exchange Commission (the  "Commission")
thereunder.   You shall familiarize yourself  with  the
terms  of  the  Securities and the other terms  of  the
Offering  reflected in any such preliminary prospectus,
prospectus, amendment or supplement.  You agree that in
purchasing Securities in a Registered Offering you will
rely  upon no statements whatsoever, written  or  oral,
other  than the statements in the prospectus  delivered
to  you  by  us.  You understand that you will  not  be
authorized by the issuer or any seller other  than  the
issuer,  any guarantor or any insurer of Securities  to
give any information or to make any representation  not
contained   in   a   preliminary  prospectus   or   the
prospectus,  as amended or supplemented, in  connection
with the Offering of such Securities. You represent and
warrant  that  you  are familiar  with  Securities  Act
Release  No.  4968  and Rule 15c2-8 (or  any  successor
release  or provision) under the Exchange Act  and  any
applicable foreign laws (and any applicable  rules  and
regulations thereunder) and agree that you will deliver
all  preliminary prospectuses and prospectuses required
for  compliance therewith.  You agree to make a  record
of your distribution of each preliminary prospectus and
prospectus  (including  dates, numbers  of  copies  and
persons  to  whom sent) and you shall, if requested  by
us,  furnish  a  copy  of  an amended  or  supplemented
preliminary prospectus or prospectus to each person  to
whom   you   have  furnished  a  previous   preliminary
prospectus or prospectus and, if also requested by us, indicate to each such person the changes reflected in such amended or supplemented preliminary prospectus or prospectus.

     (b)  Non-Registered Offerings.  In the case of  an
Offering  other  than a Registered Offering,  we  shall
provide  you  with  such  number  of  copies   of   any
preliminary   offering  circular  or   other   document
comparable  to a preliminary prospectus in a Registered
Offering  (a "preliminary offering circular")  relating
to  such  Offering, a proof of an offering circular  or
other  document  comparable  to  a  prospectus   in

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a Registered  Offering (an "offering circular")  relating
to  such Offering or such offering circular, as you may
reasonably  request.   You shall  familiarize  yourself
with the terms of the Securities and the other terms of
the Offering reflected in any such preliminary offering
circular,  proof  of  an  offering  circular,  offering
circular or any amendment or supplement to any  of  the
foregoing.   You  agree  that in purchasing  Securities
pursuant to an offering circular you will rely upon  no
statements whatsoever, written or oral, other than  the
statements in the offering circular delivered to you by
us.  You understand that you will not be authorized  by
the  issuer  or any seller other than the  issuer,  any
guarantor  or  any  insurer of the  Securities  offered
pursuant   to  the  offering  circular  to   give   any
information or to make any representation not contained
in  a  preliminary offering circular,  a  proof  of  an
offering circular or the offering circular, as  amended
or  supplemented, in connection with the sale  of  such
Securities.   You agree that you will comply  with  the
applicable  federal, state and foreign  laws,  and  the
applicable rules and regulations of any regulatory body
promulgated  under  such laws, governing  the  use  and
distribution  of  offering  circulars  by  brokers   or
dealers  and, to the extent consistent with such  laws,
rules  and regulations, you agree that you will deliver
all   preliminary  offering  circulars   and   offering
circulars that would be required if the provisions of Rule 15c2-8 (or any successor provision) under the Exchange Act applied to such Offering. You agree to make a record of your distribution of each preliminary offering circular, proof of an offering circular and offering circular (including dates, numbers of copies and persons to whom sent) and you shall, if requested by us, furnish a copy of an amended or supplemented preliminary offering circular, proof of an offering circular or offering circular to each person to whom you have furnished a previous preliminary offering circular, proof of an offering circular or offering circular and, if also requested by us, indicate to each such person the changes reflected in such amended or supplemented preliminary offering circular, proof of an offering circular or offering circular.

     (c) Offer and Sale to the Public. With respect to any offering of Securities, we shall inform you by a written communication of the initial public offering price, if any, the selling concession to Selected Dealers, the reallowance (if any) to other dealers and the  time  when you may commence selling Securities  to
the  public.  After such public offering has commenced,
we may change the public offering price, the selling concession and the reallowance. The offering price, selling concession and reallowance (if any) at any time in effect with respect to an Offering are hereinafter referred to, respectively, as the "Public Offering
Price",  the "Concession" and the "Reallowance".   With
respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 4 hereof, you agree to offer Securities to the public only at the Public Offering Price, except that if a Reallowance is in effect, a reallowance from the Public Offering Price not in
excess  of  such Reallowance may be allowed.   If  such
Offering   is  subject  to  the  By-Laws,   rules   and
regulations of the National Association of Securities Dealers, Inc. (the "NASD"), such Reallowance may be allowed only as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who execute the  written agreement prescribed by Section  24(c)  of
Article  III of the Rules of Fair Practice of the  NASD
and who are either members in good standing of the NASD
or are foreign banks, dealers or institutions not eligible for membership in the NASD who represent to you that they will promptly reoffer such Securities  at
the Public Offering Price and will abide by the conditions with respect to foreign banks, dealers and
institutions  set forth in Section 3(e)  hereof.   Upon
our request, you will advise us of the identity of any dealer to whom you allowed a Reallowance and any
Underwriter  or  dealer  from  whom  you   received   a
Reallowance.

In connection with any Offering involving the public distribution of the Securities through two or more underwriting syndicates, you agree to be bound by, and all offers to sell and sales by you of Securities shall be subject to, such limitations on offers to sell and sales of Securities as we may advise you in a written communication, and you agree that any sales made by you to other dealers shall be made only to such dealers as agree, in their offers to sell and sales, to be bound by the same limitations.

     (d)  Over-allotment; Stabilization; Unsold Allotments.
We may, with respect to any Offering, be authorized (i)
to  over-allot in arranging for sales of Securities  to
Selected  Dealers and to institutions and other  retail
purchasers and, if necessary, to purchase Securities or
other securities of the issuer at such prices as we may
determine  for  the  purpose  of  covering  such  over-
allotments and (ii) for the purpose of stabilizing  the
market  in the Securities, to make purchases and  sales
of  Securities or of any other securities of the issuer
or any guarantor or insurer of the Securities as we may
advise  you  by written communication or otherwise,  in
the  open  market  or  otherwise,  for  long  or  short
account, on a when-issued basis or otherwise,  at  such
prices,  in such amounts and in such manner as  we  may
determine. You agree that upon our request at any  time
and  from time to time prior to the termination of  the
provisions of Section 3(c) hereof with respect  to  any
Offering,   you  will  report  to  us  the  amount   of
Securities  purchased by you pursuant to such  Offering
which  then  remain unsold by you and  will,  upon  our
request at any such time, sell to us for our account or
the account of one or more Underwriters such amount  of
such  unsold  Securities as we  may  designate  at  the
Public  Offering Price less an amount to be  determined
by us not in excess of the Concession. If, prior to the
later  of  (i)  the  termination of the  provisions  of
Section  3(c)  hereof with respect to any  Offering  or
(ii)  the covering by us of any short position  created
by  us in connection with such Offering for our account
or the account of one or more Underwriters, we purchase
or  contract to purchase for our account or the account
of  one  or  more  Underwriters in the open  market  or
otherwise  any Securities purchased by you  under  this
Agreement as part of such Offering, you agree to pay us
on  demand  an  amount  equal to  the  Concession  with
respect  to  such  Securities (unless  you  shall  have
purchased such Securities pursuant to Section 2  hereof
at  the  Public Offering Price, in which case we  shall
not be obligated to pay such Concession to you pursuant
to  Section  2),  plus, in each case,  transfer  taxes,
broker's commissions or dealer's mark-ups, if any,  and
accrued   interest,  amortization  of  original   issue
discount or accumulated dividends, if any, paid in connection with such purchase or contract to purchase.

     (e) NASD. The provisions of this Section 3(e) shall apply to any Offering subject to the By-Laws, rules and regulations of the NASD.

You  represent  and  warrant  that  you  are  a  dealer
actually   engaged   in  the  investment   banking   or
securities business and you are either a member in good standing of the NASD or, if you are not such a member, you are a foreign bank, dealer or institution not eligible for membership in the NASD which agrees to make no sales within the United States of America, its territories or possessions or to persons who are citizens thereof or residents therein (other than through us) and to comply with all applicable rules of the NASD, including the NASD's Interpretation with Respect to Free-Riding and Withholding, in making sales outside the United States of America. You agree that, in connection with any purchase or sale of any of the Securities wherein a selling concession, discount or other allowance is received or granted, (i) you will comply with the provisions of Section 24 of Article III of the NASD's Rules of Fair Practice and (ii) if you are a non-NASD member broker or dealer in a foreign country, you will also comply, (A) as though you were an NASD member, with the provisions of Sections 8 and 36 thereof and (B) with Section 25 thereof as that section applies to a non-NASD member broker or dealer in a foreign country. You represent that you are fully familiar with the above provisions of the Rules of Fair
Practice of the NASD.

You  represent, by your participation in  an  Offering,
that  neither you nor any of your directors,  officers,
partners  or "persons associated with" you (as  defined
in  the  By-Laws of the NASD, which definition includes
counsel,  financial consultants and advisors,  finders,
members  of the selling or distribution group, and  any
other persons associated with or related to any of  the
foregoing)  or  any broker-dealer (i) within  the  last
eighteen  months has purchased in private transactions,
or  intends before, at or within six months  after  the
commencement of the public offering of the  Securities,
to  purchase  in  private transactions, any  securities
(including  warrants or options)  of  the  issuer,  its
parent  (if  any),  any guarantor  or  insurer  of  the
Securities or any subsidiary of any of the foregoing or
(ii)  within  the last twelve months
had  any  dealings with the issuer, any guarantor or insurer of the Securities, any seller other than the foregoing or  any
subsidiary  or  controlling  person  of  any   of   the
foregoing (other than in connection with the syndicate agreements relating to such Offering) as to which documents or information are required to be filed with the NASD pursuant to its interpretation with Respect to Review of Corporate Financing.

If we inform you that the NASD views the Offering as subject to Schedule E to the By-Laws of the NASD, you agree that you shall, to the extent required, offer the Securities in compliance with such Schedule and the NASD's interpretation thereof.

If we inform you that the NASD views the Securities as interests in a direct participation program, you agree that you shall, to the extent required, offer the Securities in compliance with the NASD's interpretation of Appendix F of its Rules of Fair Practice.

     (f)   Relationship among Underwriters and Selected
Dealers.   We  shall have full authority to  take  such
action  as  we  may deem advisable in  respect  of  all
matters   pertaining  to  an  Offering.   We  may   buy
Securities  from or sell Securities to any  Underwriter
or   Selected   Dealer  and,  with  our  consent,   the
Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the Public Offering Price less all or any part of the Concession. You are not authorized to act as agent for us or any Underwriter or the issuer, any seller other than the issuer, or any guarantor or insurer of any Securities in offering Securities to the public or otherwise.

Neither  we  nor  any Underwriter shall  be  under  any
obligation to you except for obligations assumed hereby
or  in  any  written communication for  us  to  you  in
connection with any Offering.  Furthermore, neither  we
nor any Underwriter shall be under any liability for or
in  respect  of the validity, value or delivery  of  or
title  to,  any  Securities or any securities  issuable
upon   exercise,   conversion  or   exchange   of   any
Securities;  the  form of, or the statements  contained
in,  or  the  validity of, in the case of a  Registered
Offering,  the registration statement, any  preliminary
prospectus, the prospectus, any amendment or supplement
to  any  of the foregoing or any materials incorporated
by reference in any of the foregoing or, in the case of
an  Offering  other  than  a Registered  Offering,  any
preliminary offering circular, any proof of an offering
circular,  any  offering  circular,  any  amendment  or
supplement  to  any of the foregoing or  any  materials
incorporated  by reference in any of the foregoing  or,
in  either case, any letters or instruments executed by
or  on behalf of the issuer, any seller other than  the
issuer,  any guarantor or insurer of the Securities  or
any  other party; the form or validity of any  contract
or  agreement under which any Securities may be  issued
or   which  governs  the  rights  of  holders  of   any
securities;  the form or validity of any agreement  for
the  purchase  of  the Securities, any agreement  among
underwriters  or  any  agreements  between   or   among
underwriting syndicates; the performance by the issuer,
any  seller  other  than the issuer, any  guarantor  or
insurer of the Securities and any other parties of  any
agreement on its or their parts; the qualification  for
sale   in   any  jurisdiction  of  any  Securities   or
securities   issuable  upon  exercise,  conversion   or
exchange   of  any  Securities  or  the  legality   for
investment  of the Securities or such securities  under
the  laws  of  any  jurisdiction;  or  any  matter   in
connection   will  any  of  the  foregoing;   provided,
however, that nothing in this paragraph shall be deemed to relieve us or any Underwriter from any liability imposed by the Securities Act.

Nothing  contained here or in any written communication
from  us  shall  constitute  the  Selected  Dealers  an
association  or partners with us or any Underwriter  or
with  one  another  or,  in the  case  of  an  Offering
involving  the  public distribution of  the  Securities
through  two or more underwriting syndicates, with  any
underwriter  or  manager  participating  in  any   such
syndicate. If the Selected Dealers, among themselves or
with the Underwriters and/or such other underwriters or
managers,  should be deemed to constitute a partnership
for  federal income tax purposes, then you elect to  be
excluded from the application of Subchapter K,  Chapter
1,  Subtitle A of the Internal Revenue Code of 1986 and
agree  not to take any position inconsistent with  that
election.   You  authorize us, in  our  discretion,  to
execute  and file on your
behalf such evidence of that election as may be required by the
Internal Revenue Service.  In connection with any Offering you shall be liable for your proportionate amount of any tax, claim, demand  or  liability that may be asserted against  you
alone   or   against  one  or  more  Selected   Dealers
participating in such Offering, or against  us  or  the
Underwriters   and/or   such  other   underwriters   or
managers,  if  any,  based  upon  the  claim  that  the
Selected  Dealers,  or  any  of  them,  constitute   an
association,  an  unincorporated  business   or   other
entity, including, in each case, your proportionate share of any expense incurred in defending against any such tax, claim, demand or liability.

     (g)   Legal Qualifications.  It is understood that
neither   we   nor   any   Underwriter   assumes    any
responsibility  with  respect  to  the  right  of   any
Selected Dealer to offer or to sell Securities in any jurisdiction, notwithstanding any "Blue Sky" memorandum or survey or any other information that we or any other
Underwriter may furnish as to the jurisdictions under the securities laws of which it is believed the Securities may be sold.

If you propose to offer Securities outside of the United States of America, its territories or its possessions, you will take, at your own expense and risk, such action, if any, as may be necessary to comply with the laws of each foreign jurisdiction in which you propose to offer Securities.

     (h)  Compliance with Law.  You agree that in selling
Securities  pursuant to any Offering  (which  agreement
shall also be for the benefit of the issuer, any seller
other  than the issuer and any guarantor or insurer  of
such  Securities) you will comply with  the  applicable
provisions of the Securities Act and the Exchange  Act,
the  applicable rules and regulations of the Commission
thereunder, the applicable rules and regulations of the
NASD,  the  applicable  rules and  regulations  of  any
securities    exchange    or   other    self-regulatory
organization having jurisdiction over the Offering and the applicable federal, state or foreign laws, rules and regulations specified in Section 3 hereof.

     4.   Termination.  This Agreement may be terminated by
either  party  hereto upon five business days'  written
notice to the other party; provided, however, that with
respect to any Offering, if we receive any such  notice
from  you  after  you have agreed to participate  as  a
Selected  Dealer in any Offering, this Agreement  shall
remain in full force and effect as to such Offering and
shall  terminate  with  respect  to  such  Offering  in
accordance   with  the  provisions  of  the   following
paragraph.

Unless  this  Agreement  or  any  provision  hereof  is
earlier  terminated by us, and except as we may  advise
you   in   a  written  communication,  the  terms   and
conditions   of  this  Agreement  will  cease   to   be
applicable to your participation in an Offering at the close of business of the forty-fifth day after the date the Securities are first released for public offering, but in our discretion may be extended by us by written communication for a further period or periods not exceeding an aggregate of forty-five days; provided, however, that the provisions of this Agreement that contemplate obligations surviving the termination of its effectiveness shall survive such termination with respect to any Offering.

     5.   Amendments.  This Agreement may be amended or
supplemented by us by written notice to you and without
need  for  further action on your part and, except  for
amendments  or  supplements  set  forth  in  a  written
communication  to you relating solely to  a  particular
Offering,  any  such  amendment or supplement  to  this
Agreement  shall  be  effective  with  respect  to  any
Offering effected after this Agreement is so amended or
supplemented.    Each   reference   herein   to   "this
Agreement"  shall, as appropriate, be  to  this  Master
Selected   Dealer   Agreement   as   so   amended    or
supplemented.

     6.   Successors and Assigns.  This Agreement shall be
binding  on,  and inure to the benefit of, the  parties
hereto  and  the other persons specified in Sections  1
and 3 hereof, and the respective successors and assigns of each of them.

     7.   APPLICABLE LAW.  THIS AGREEMENT AND THE TERMS AND
CONDITIONS  SET  FORTH  HEREIN  WITH  RESPECT  TO   ANY
OFFERING,  TOGETHER WITH SUCH SUPPLEMENTARY  TERMS  AND
CONDITIONS  WITH  RESPECT TO SUCH OFFERING  AS  MAY  BE
CONTAINED  IN  ANY  WRITTEN  COMMUNICATION  TO  YOU  IN
CONNECTION   THEREWITH,  SHALL  BE  GOVERNED   BY   AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE  STATE  OF
ILLINOIS.

     8.    Notices.  Any notice from us to you shall be
deemed  to have been duly given if conveyed to  you  by
written  communication or telephone at the address  set
forth  at  the end of this Agreement, or at such  other
address  as you shall have advised us in writing.   Any
notice from you to us shall be deemed to have been duly
given  if  conveyed to us by written  communication  or
telephone  at  LaSalle St. Securities,  LLC,  810  West
Washington   Boulevard,   Chicago,   Illinois    60607,
Attention: __________.

      Please  confirm,  by signing and  returning  this
Agreement  to  us, your acceptance of any agreement  to
the  terms and conditions of this Agreement (as amended
and  supplemented from time to time pursuant to Section
5   hereof),   together  with  and   subject   to   any
supplementary  or  alternative  terms  and   conditions
contained  in  any  written communication  from  us  in
connection  with  any  Offering,  all  of  which  shall
constitute  a  binding agreement between  you  and  us,
individually  or as representative of any Underwriters.
Your  subscription  to,  or  your  acceptance  of   any
reservation of, any Securities pursuant to an  Offering
shall    constitute   (i)   confirmation   that    your
representations  and  warranties  set  forth  in   this
Agreement are true and correct as of the times or for the periods specified herein, (ii) confirmation that your agreements set forth in this Agreement have been and will be performed by you to the extent and at the times required hereby and (iii) acknowledgment that you have requested and received from us sufficient copies of the prospectus or offering circular, as the case may be, with respect to such Offering in order to comply with your undertakings in Section 3(a) or 3(b) hereof.

                                   Very truly yours,

                                        LASALLE ST. SECURITIES, LLC


                                        By:_________________________

CONFIRMED as of the date first written above:


_______________________________
(Name of Dealer)

By:___________________________

Title*:_______________________
Address:______________________
        ______________________


__________________
*If signer is not an officer or partner, please attach evidence of authorization.